UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 31, 2011

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive

Sunnyvale, California  94089

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 31, 2011, GSI Technology, Inc. (the “Company”) entered into substantially identical Master Purchase Agreements (the “Agreements”) with Cisco Systems, Inc. and Cisco Systems International B.V. (collectively, “Cisco”) setting forth terms and conditions under which Cisco and its consignment warehouses and contract manufacturers will purchase the Company’s products.  Cisco is the Company’s largest end customer, although most of the Company’s sales to Cisco are made indirectly through its consignment warehouses and contract manufacturers.  The Company has historically sold its products to these customers pursuant to individual purchase orders.  The Agreements do not include any firm commitments for the purchase or sale of the Company’s products, but do contain terms and conditions covering orders, delivery, acceptance, payment terms, rescheduling and related matters as well as provisions regarding product warranties, indemnification and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 7, 2011

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer